THIRD AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBD MEDIA HOLDINGS LLC

This THIRD AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF CBD MEDIA HOLDINGS LLC (this “Amendment”), entered into as of March 20, 2007, upon a Majority Vote of the Voting Members, amends the Limited Liability Company Agreement of CDB Media Holdings LLC, dated as of March 7, 2002, as subsequently amended by the First Amendment and the Second Amendment thereto, by and among the Members (the “Original Agreement”). Unless otherwise defined herein, all defined terms appearing in this Amendment shall have the meaning ascribed to them in the Original Agreement.

WHEREAS, each of the Members has entered into that certain Limited Liability Company Agreement of CBD Media Holdings II, LLC (“Holdings II”), pursuant to which each Member contributed its Units to Holdings II in exchange for membership interests in Holdings II, and Holdings II thereby became the sole Member of the Company.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the Members agree as follows:

1.

Admission of Holdings II as Member.  Holdings II is hereby admitted as a Class A Member, Class B Member, and Class C Member of the Company.

2.

Amendment of Exhibit A. Exhibit A is hereby amended and restated to read in its entirety as follows:

Name and Address of Member	Issued and Outstanding Class A Units	Issued and Outstanding Class B Units	Issued and Outstanding Class C Units	Percentage Interest
CBD Media Holdings II, LLC	504,062	81,676	24,046	100.0000%
Totals	504,062	81,676	24,046	100.0000%

5.

Continuing Effect of Agreement. Except as amended hereby, all of the terms and conditions of the Original Agreement shall remain unmodified and in full force and effect.

6.

Reference. After the date of this Amendment, any reference to the Original Agreement shall mean the Original Agreement as amended by this Amendment.

7.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Members have adopted this Amendment as of the date first above written.

CBD MEDIA HOLDINGS II

By:

/s/  DOUGLAS MYERS_____

Name:  Douglas Myers

Title:    President and Chief Executive Officer